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                                                          Michael Bourne, Mullen
                                                                    978-469-8953
                                                       michael.bourne@mullen.com
                                                       -------------------------

                                                      lisa-Marie Barker, eMation
                                                                    508-337-9200
                                                             lbarker@emation.com
                                                             -------------------

                      eMation Announces Siebel Validation

 eMation Successfully Integrates eMation DRM with Siebel eBusiness Applications
 ------------------------------------------------------------------------------

Mansfield, MA, September 24, 2001 - eMation, a pioneer of Device Relationship Management (DRM) enterprise software solutions, today announced that the integration between its eMation DRM version 2.0 and Siebel eBusiness Applications version 6.0 has been successfully validated by Siebel Systems. Siebel Systems, Inc. (Nasdaq: SEBL) is the world's leading provider of eBusiness applications software.

The eMation DRM(TM) system enables manufacturers and service providers to use the Internet to establish and manage full life cycle connections with the intelligent `devices,' including equipment, products, and systems, that are deployed at customers' facilities. With eMation DRM, customers can tap the value of hidden information with new, automated eService and eCommerce offerings. Siebel Systems provides an integrated family of eBusiness applications software enabling multi channel sales, marketing, and customer service systems to be deployed over the Web, call centers, field, reseller channels, retail, and dealer networks.

"The integration of eMation DRM with Siebel eBusiness Applications offers device manufacturers a major opportunity to reduce costs and improve productivity in their field service operations," said William Hou, Director of Product Marketing at Siebel Systems. "With this validation, call center and field service personnel can work within their familiar Siebel eBusiness Applications user interface to use eMation DRM to access live data from devices deployed anywhere, enabling remote diagnostics, analysis, and proactive response--all of which improve response time and accuracy, leading to increased customer satisfaction and revenues."

"In an ever more competitive marketplace, companies need to do more than react; they must anticipate the needs of their customers," said Paul Henderson, Vice President of Marketing at eMation. "Together, Siebel eBusiness Applications and the eMation DRM system provide a powerful combination that can dramatically improve the service operations of device manufacturers. By allowing manufacturers and service providers to automatically monitor the minute-to-minute status of their deployed devices, they can predict not only when a device will fail and take action to prevent that failure, but also can identify when consumables like toner or chemical reagents should be automatically re-supplied."

eMation DRM communicates with a wide number of deployed devices and manages the massive amounts of received data. Processing rules at both the device and enterprise enable user-defined logic to determine fault or trouble conditions that can be pushed to Siebel eBusiness Applications for service action. Service personnel can then turn to the eMation DRM Service Portal to diagnose and remotely repair faults. If onsite service is required, the eMation DRM integration with Siebel eBusiness Applications can enable automatic dispatch of appropriately skilled technicians armed with the tools to ensure first-time-right service calls. In addition, Siebel eBusiness Applications can exchange live operational and status information with eMation DRM, as well as access historical device data for one device or for the entire population of deployed devices.

Siebel Systems forms alliances with proven technology leaders to deliver tangible business benefits throughout the enterprise. The Siebel Validation Program applies rigorous technical scrutiny to evaluate and document integrated third-party solutions. By choosing Siebel eBusiness Applications and validated partner solutions, Siebel Systems' customers can pursue a best-of-class software acquisition strategy and quickly deploy the very best solution available.

About eMation
eMation is pioneering Device Relationship Management solutions to unlock the hidden information value in the intelligent devices that enterprises build, service, and use. For more than 12 years, eMation has been helping the world's most highly regarded companies transform device information into business intelligence. eMation is headquartered near Boston, MA, USA, with sales offices in the US, Europe, Israel, and Japan, and distribution partners worldwide. In June 2001, eMation reached an agreement to be acquired by RAVISENT Technologies (NASDAQ:RVST). For more information please visit http://www.emation.com.

About Device Relationship Management
The proliferation of microprocessor-enabled devices, combined with the global connectivity of the Internet has led to a new market called Pervasive Computing. The intelligent devices that we see and interact with everyday such as copiers, elevators, vending machines, building control units, medical devices, and even automobiles represent an important new source of business information. To date most enterprises have not been able to tap this information.

Device Relationship Management addresses this significant information blind spot by providing a distributed information management system that leverages the Internet to connect enterprises to their products and keep them connected throughout their lifecycle. DRM allows timely, accurate, and unbiased information to be communicated automatically between remote devices deployed at customer facilities and external service personnel or enterprise business systems. Device Relationship Management helps turn reactive businesses into proactive businesses providing new sources of revenue and increased operational efficiency at lower costs with an ROI that can often be measured in months.

                                      ###

Copyright (C) 2001 eMation. All rights reserved. eMation, eMation DRM, Automatic eCommerce, and Firewall-Friendly are trademarks of eMation, Inc. All other companies and product names mentioned herein are the property and may be the trademarks of their respective owners and are mentioned for identification purposes only.


This press release may contain certain forward-looking statements that relate to eMation's future business and financial performance. Assuming that RAVISENT completes the acquisition of eMation, these forward-looking statements will also relate to RAVISENT's future business and financial performance. Such statements are subject to a number of risks and uncertainties that may cause the actual events of future results to differ from those discussed herein. Such factors include, among others: the parties' ability to consummate the acquisition of eMation by RAVISENT and to achieve any benefits from the acquisition; the possibility that the closing conditions to the acquisition of eMation may not be satisfied and that the acquisition may not occur; RAVISENT's and eMation's operations may be adversely affected by the eMation acquisition; the potential for delay in both RAVISENT and eMation customer and supplier decisions based on the announcement of the acquisition; with respect to RAVISENT and/or eMation, as the case may be, its or their limited operating history, fluctuating quarterly operating results, expectation of future losses, anticipated price declines in products, dependence on its current product lines, limited product offering, dependence on a small number of customers, lack of long-term commitments with customers, dependence on manufacturers and strategic relationships, product delays, the difficulty of protecting proprietary rights, the ability to manage growth and attract and retain additional personnel, the potential for defects in its products, risks from international operations, the ability to raise capital in the future, competition, the ability to manage technological change and respond to evolving industry standards, and government regulation. Investors are advised to read RAVISENT's Annual Report on Form 10-K and quarterly reports on Form 10-Q and Forms 8-K filed with the Securities and Exchange Commission, particularly those sections entitled ``Factors Affecting Operating Results,'' for a more complete discussion of these and other risks and uncertainties.

Except for the historical information contained herein, this press release contains forward-looking statements that involve risk or uncertainties. Future operating results of Siebel Systems may differ from the results discussed or forecasted in the forward-looking statements due to factors that include, but are not limited to, risks associated with customer and partner relations, such as the availability of Siebel Systems' products and services, customer implementation of products and services, relationships with third-party vendors and systems integrators, existence of errors or defects in products, ability to successfully manage growth, significant current and expected additional competition and the need to continue to expand product distribution and services offerings. Further information on potential factors that could affect the financial results of Siebel Systems are included in Siebel Systems' Annual Report on Form 10-K for the year ended December 31, 2000 and its other filings with the Securities and Exchange Commission.

Siebel is a trademark of Siebel Systems, Inc. and may be registered in certain jurisdictions. All other product and company names mentioned are the property of their respective owners and are mentioned for identification purposes only.